Exhibit 10.1

December 4, 2023

VIA EMAIL

Lindon G. Robertson

Re: Transition Letter Agreement

Dear Lindon:

This Transition Letter Agreement confirms our recent discussions regarding your retirement plans from Azenta Life Sciences (“Azenta”). We have agreed that your last date of employment will be on February 16, 2024. Effective immediately and until that date, your role will be modified to Advisor to the CEO. In this role you will continue to report directly to me and provide transitional support as requested. In recognition of your multiple contributions, together with your final payment you will receive the pro-rated performance bonus (PBVC) at target for service from October 1, 2023, to February 16, 2024. I appreciate all your hard work and ensuring smooth transition in the next couple of months.

Please sign this Transition Letter Agreement document as confirmation of your agreement with the conditions outlined above and return to Olga Pirogova by December 8, 2023.

Sincerely,

/s/ Steve Schwartz

Steve Schwartz

President and Chief Executive Officer

Azenta Life Sciences

Accepted and Agreed to:

/s/ Lindon G. Robertson
Lindon G. Robertson

Date:	December 12, 2023